Exhibit 5.1

                       KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                           NEW YORK, N.Y. 10022 - 3852


  TEL (212) 715-7787                                            47, Avenue Hoche
  FAX (212) 715-8047                                               75008 Paris
                                                                     France


                                                     October 2, 2000

First Priority Group, Inc.
51 East Bethpage Road
Plainview, New York 11803

                           Registration Statement on Form SB-2
                           -----------------------------------

Ladies and Gentlemen:

                  We have acted as counsel to First Priority Group, Inc., a New York corporation ("First Priority"), in connection with the preparation and filing of a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration for resale under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 6,896,146 shares of First Priority's common stock, par value $.015 per share (the "Stock"), of which 6,314,896 shares are being registered for issuance to Suerez Enterprises Limited pursuant to a common stock purchase agreement and 581,250 shares of which are issuable to the selling shareholder named in the Registration Statement upon the exercise of certain warrants (those 6,896,146 shares, the "Shares").

                  In connection with the registration of the Shares, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and
(iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers and representatives of First Priority.

                  Based upon the foregoing, we are of the opinion that the Shares that are currently issued and outstanding have been validly issued, fully paid and non-assessable, and that the remaining Shares will, upon issuance, be validly issued, fully paid and non-assessable.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                         Very truly yours,


                                        /s/ Kramer Levin Naftalis & Frankel LLP